Exhibit 99.1

PRESS RELEASE

Date: March 21, 2022

Cadiz Announces New $12 Million Equity Investment from Registered Direct Offering of Common Stock

Heerema International Group Services SA leading offering with $5 million investment

Offering Priced at-the-Market

LOS ANGELES, March 21, 2022 /PRNewswire/ -- Cadiz Inc. (Nasdaq: CDZI/CDZIP) ("Cadiz" or the "Company"), today announced that it has entered into a definitive securities purchase agreement for a registered direct offering (“Offering”) of 6.86 million shares of common stock at a price of $1.75 per share for total proceeds of $12 million. The Offering is led by the Company’s largest equity shareholder Heerema International Group Services SA (“Heerema IGS”), along with Company founder and Board member Keith Brackpool and affiliates of the Company’s senior secured lender, B. Riley Securities.

Proceeds of the Offering will be used for working capital purposes and will support ongoing development activities related to Cadiz’s water supply, storage and conveyance assets in California.

Heerema IGS, a leading international offshore energy and sustainable solutions company, anchored the Offering with an investment of $5 million. In connection with the purchase of shares in this Offering, the Company has agreed to provide Heerema a right to appoint one observer to its Board of Directors or, in lieu of such board observer right, the right to fill one vacancy on its Board. Following the Offering, Heerema IGS will beneficially own 35.4% of the Company’s outstanding common stock.

“Continued drought and water supply issues around the world strengthen our conviction that the Cadiz water supply, conservation and storage project is one of the most critical water infrastructure projects in the Western United States and a model for the rest of the world,” said Victor R. Muller, Advisor to the Board of Heerema IGS. “We support repurposing existing natural gas pipeline assets to transport water as the cornerstone of the Company’s plans, and we are confident that our involvement will greatly help Cadiz execute on its mission. Sustainability is leading our decision-making processes in every aspect of our business, and we always strive to minimalize environmental impact in everything we do. This is why Cadiz fits our investment criteria seamlessly and we support the Company in achieving its objectives. “

Certain Cadiz board members, including Cadiz founder Keith Brackpool, invested $2.5 million in the Offering. Affiliates of the Company’s senior secured lender, B. Riley Securities, also participated in the Offering, investing an additional $3.5 million.

Susan Kennedy, Executive Chair of Cadiz, commented: “We are proud to have the strong support of our institutional investors, including Heerema IGS, our current shareholders and our lenders in delivering on our mission.”

The Offering is expected to close on March 23, 2022, subject to customary closing conditions. Since this Offering is being made without an underwriter or a placement agent, the Company will not be paying any underwriting discounts or commissions in connection with the Offering.

The Offering is made pursuant to a shelf registration statement (File No. 333-257159) that was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on June 25, 2021. A prospectus supplement, which contains additional information relating to the Offering, will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cadiz Inc.

Founded in 1983, Cadiz Inc. (NASDAQ: CDZI) is a California business dedicated to sustainable water and agricultural projects. Cadiz owns 70 square miles of property with significant water resources in Southern California and is the largest agricultural operation in San Bernardino County which has been sustainably managed since the 1980s. Cadiz is working with public water agencies to implement the Cadiz Water Project, a groundwater management project that will make available a new water supply for approximately 400,000 people and up to 1 million acre-feet of new groundwater storage capacity for underserved communities in California. Guided by a holistic land management plan, Cadiz is dedicated to pursuing sustainable projects and practicing responsible stewardship of our land, water, and agricultural resources. For more information, please visit www.cadizinc.com.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “anticipates”, “expect”, “may”, “plan”, or “will”. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact, including statements regarding the Company’s expectations regarding payments of dividends in the future. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks associated with Cadiz’s business plan to develop its significant water supply, storage and conveyance assets. These and other risks are identified in our filings with the Commission, including without limitation our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Reports on Form 10-Q for the three months ended March 31, 2021, June 30, 2021, and September 30, 2021 and in other filings subsequently made by the Company with the Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

Contact

Courtney Degener
VP, Investor Relations
Cadiz Inc.

550 S. Hope Street
Suite 2850
Los Angeles, CA 90071
(213) 271-1600

(213) 271-1603

cdegener@cadizinc.com

Source: Cadiz Inc.

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